Exhibit 10.1
FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) is made as of May 31, 2013 (the “First Amendment Effective Date”), by and among FLOW INTERNATIONAL CORPORATION, a Washington corporation (“Borrower”), BANK OF AMERICA, N.A., as Lender, and BANK OF AMERICA, N.A., as Agent, Swing Line Lender and L/C Issuer.
RECITALS
A.Borrower, Lender, and Bank of America, as Agent, Swing Line Lender and L/C Issuer entered into that certain Third Amended and Restated Credit Agreement dated as of March 2, 2011 (as amended, restated or modified from time to time, the “Credit Agreement”).
B.Borrower, Lender, Agent, Swing Line Lender and L/C Issuer wish to amend the Credit Agreement further as set forth in this First Amendment.

NOW, THEREFORE, the parties hereto agree as follows:
AGREEMENT
1.Definitions; Interpretation. Capitalized terms not otherwise defined in this First Amendment shall have the meanings given in the Credit Agreement, as amended by this First Amendment. The rules of construction and interpretation specified in Sections 1.02 through 1.05 of the Credit Agreement shall also apply to this First Amendment and are incorporated herein by this reference.
2.Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows, effective as of the First Amendment Effective Date:
(a)Amendment to Definitions. In Section 1.01, the following definitions are amended and restated to read as follows:
“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Senior Leverage Ratio as set forth in the most recent Compliance Certificate received by Agent pursuant to Section 6.02(b):

Pricing Level	Consolidated Senior Leverage Ratio	Commitment Fee	Eurodollar Rate +	Base Rate +	Letters of Credit
1	≥ 2.50	0.4%	2.25%	0.25%	2.25%
2	≥ 2.00 but < 2.50	0.4%	2%	—%	2%
3	≥ 1.50 but < 2.00	0.35%	1.75%	—%	1.75%
4	≥1.00 but < 1.50	0.35%	1.5%	—%	1.5%
5	< 1.00	0.3%	1.25%	—%	1.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Senior Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, at the request of Required Lenders, Pricing Level 1 shall apply as of the first Business Day of the month following the date such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect as of the Closing Date shall be determined based on the Consolidated Senior Leverage Ratio in the certificate required under Section 4.01(a)(vii) as a condition precedent to the initial Credit Extension. Such Applicable Rate shall remain in effect until the first Business Day immediately following the delivery of the first Compliance Certificate required under Section 6.02(a). Thereafter, the Applicable Rate shall be increased or decreased as set forth above based on the successive Compliance Certificates or, as applicable, the Compliance Certificate due dates.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
“Maturity Date” means May 31, 2017; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
(b)    New Definitions. The following are added as new defined terms to Section 1.01 of the Credit Agreement:
“First Amendment” means that certain First Amendment to Third Amended and Restated Credit Agreement dated as of May 31, 2013 among Borrower, Lender, Agent, Swing Line Lender and L/C Issuer.
“First Amendment Effective Date” has the meaning given in the First Amendment.
(c)    Amendment to Schedule 2.01. Schedule 2.01 attached to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 2.01 attached to this First Amendment.
3.Conditions to Effectiveness. This First Amendment shall become effective upon fulfillment, to Agent's satisfaction, of each the following conditions (unless waived in writing by Agent):
(a)Documents. Borrower shall have delivered to Agent the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the First Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the First Amendment Effective Date) and each in form and substance satisfactory to Agent and each of the Lenders:

(i)	this First Amendment;

(ii)	if requested by Lender, a Note substantially in the form of Exhibit A to this First Amendment;

(iii)
such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)
such documents and certifications as Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)
a favorable opinion of counsel to the Loan Parties, acceptable to Agent, addressed to Agent and each Lender, as to the matters set forth concerning the Loan Parties and the Loan Documents in form and substance satisfactory to Agent;

(vi)
a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied; and (B) that there has been no event or circumstance, since the date of the most recent financial statements of the Borrower and its Subsidiaries filed with the SEC, that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) that Borrower has no Subsidiary that constitutes a Domestic Material Subsidiary;

(vii)	such other assurances, certificates, documents, consents or opinions as Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

(b)    Legal Fees.    Unless waived by Agent, Borrower shall have paid all fees, charges and disbursements of counsel to Agent (directly to such counsel if requested by Agent) to the extent invoiced prior to or on the First Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Agent).
(c)    Reimbursement for Expenses. The Borrower shall have reimbursed the Agent for all documented expenses actually incurred by the Agent in connection with the preparation of this First Amendment and the other Loan Documents and shall have paid all other amounts due and owing under the Loan Documents;
(d)    Representations True; No Default. After giving effect to this First Amendment and the transactions contemplated hereby, (i) the representations and warranties of the Borrower and the other Loan Parties contained in Article V of the Credit Agreement or any other Loan Documents, or which are contained in any documents furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of this First Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (ii) no Default and no Event of Default exists or will occur as a result of the execution of this First Amendment; and
(e)    Other Documents. The Agent and each Required Lender shall have received such other documents, instruments, and undertakings as the Agent and such Lender may reasonably request.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the proposed First Amendment Effective Date specifying its objection thereto.
4.Agent Authorizations. The Lender, the L/C Issuer and the Swing Line Lender hereby authorize and instruct the Agent to execute and deliver this First Amendment.
5.No Further Amendment. Except as expressly modified by this First Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.
6.Reservation of Rights. The Borrower acknowledges and agrees that the execution and delivery by the Lender, the Agent, the L/C Issuer and the Swing Line Lender of this First Amendment shall not be deemed to create a course of dealing or otherwise obligate the Lender, the Agent, the L/C Issuer or the Swing Line Lender to forbear or execute similar amendments under the same or similar circumstances in the future.
7.Miscellaneous.
(a)Integration. This First Amendment, together with the other Loan Documents, comprise the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersede all prior agreements, written or oral, on such subject matter.
(b)Severability. Any provision of this First Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(c)Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(d)Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Washington.
(e)Release of Certain Collateral. Agent hereby releases the portions of the Collateral that are set forth below in this Section 7(e):

(i)	Agent terminates, and releases the lien and security interest granted by, the Indiana Mortgage;

(ii)	Agent terminates, and releases the Security Interest granted by, the Borrower Pledge Agreement;

(iii)	Agent terminates, and releases the Security Interest granted by, the Guarantor Pledge Agreement;

(iv)
Agent releases its Security Interest in all Collateral (as defined in the Borrower Security Agreement)(“Borrower Collateral”) except that Agent retains, and Borrower hereby reaffirms, Agent's Security Interest in the following Borrower Collateral (collectively, “Retained Borrower Collateral”):

(A)	Rights to Payment (as defined in the Borrower Security Agreement);

(B)	Inventory (as defined in the Borrower Security Agreement);

(C)	Proceeds and Products (as defined in the Borrower Security Agreement), in whatever form, of Rights to Payment and Inventory; and

(D)	Borrower Supporting Collateral (as defined below).
As used in this First Amendment, “Borrower Supporting Collateral” means Borrower Collateral:

(aa)	whose sale, lease, license or other disposition gives rise to Retained Borrower Collateral (or which the Retained Borrower Collateral is otherwise Proceeds or Products of); and

(bb)	whose release would impair Agent's Security Interest in the Borrower Retained Collateral or the perfection, priority, enforceability and non-avoidability of such retained Security Interest.

(E)	Effective as of the First Amendment Effective Date:

(aa)	the term “Collateral” as defined in the Borrower Security Agreement shall, as used therein, mean the Borrower Retained Collateral (as defined above); and

(bb)
the covenants and undertakings in the Borrower Security Agreement regarding to any Borrower Collateral shall continue to apply only to the extent such Borrower Collateral is Retained Borrower Collateral.

(v)
Agent releases its Security Interest in all Collateral (as defined in the Guarantor Security Agreement)(“Guarantor Collateral”) except that Agent retains, and Borrower reaffirms and shall cause any future Guarantor to reaffirm, Agent's Security Interest in the following Guarantor Collateral (collectively, “Retained Guarantor Collateral”):

(A)	Rights to Payment (as defined in the Guarantor Security Agreement);

(B)	Inventory (as defined in the Guarantor Security Agreement);

(C)	Proceeds and Products (as defined in the Guarantor Security Agreement), in whatever form, of Rights to Payment and Inventory; and

(D)	Guarantor Supporting Collateral (as defined below).
As used in this First Amendment, “Guarantor Supporting Collateral” means Guarantor Collateral:

(aa)	whose sale, lease, license or other disposition gives rise to Retained Guarantor Collateral (or which the Retained Guarantor Collateral is otherwise Proceeds or Products of); and

(bb)	whose release would impair Agent's Security Interest in the Guarantor Retained Collateral or the perfection, priority, enforceability and non-avoidability of such retained Security Interest.

(E)	Effective as of the First Amendment Effective Date:

(aa)	the term “Collateral” as defined in the Guarantor Security Agreement shall, as used therein, mean the Guarantor Retained Collateral (as defined above); and

(bb)
the covenants and undertakings in the Guarantor Security Agreement regarding to any Guarantor Collateral shall continue to apply only to the extent such Guarantor Collateral is Retained Guarantor Collateral.

(vi)
For avoidance of doubt, the foregoing termination of the Indiana Mortgage, the Borrower Pledge Agreement and the Guarantor Pledge Agreement will terminate any grants of liens or Security Interests and any contractual obligations that would otherwise occur or arise after the First Amendment Effective Date; provided, however, that such termination will not affect:

(aa)	any liabilities of Borrower or Guarantor related to actions or events that occurred prior to the First Amendment Effective Date; or

(bb)
any obligations or liabilities that arise under any agreements among any of the parties hereto (including, without limitation, any Loan Documents) other than the Indiana Mortgage, the Borrower Pledge Agreement and the Guarantor Pledge Agreement.

(vii)
For the further avoidance of doubt, Agent hereby releases all Security Interests previously granted: (aa) by Borrower in all Intellectual Property (as defined in the Borrower Security Agreement) or (bb) by Guarantor in all Intellectual Property (as defined in the Guarantor Security Agreement). Agent acknowledges that Borrower Supporting Collateral (as defined above) and Guarantor Supporting Collateral (as defined above) shall not include any such released Intellectual Property.

(f)Reaffirmation of Loan Documents. In addition to the Loan Documents executed and delivered as of the First Amendment Effective Date, without implying that such reaffirmation is required, the Borrower hereby reaffirms and shall cause any future Guarantor to reaffirm that:

(i)
all other Loan Documents (including, without limitation, the Guaranty, Collateral Documents, the Environmental Indemnity and the Subordination Agreement) are in full force and effect, including all of the Borrower's and Guarantor's obligations and liabilities thereunder;

(ii)	references therein to the “Credit Agreement” shall mean the Credit Agreement this Agreement as amended, modified or supplemented by this First Amendment and from time to time hereafter; and

(iii)	any amounts or other obligations now or hereafter guaranties, secured or otherwise supported by such reaffirmed Loan Documents with include amounts owing under the Credit Agreement as so amended.
(g)Documents Implementing Collateral Release and Reaffirmation. Agent, Lender and Borrower agree to cooperate with each other in good faith to file or record in the applicable public records such releases or modifications as may be required to implement and give public record notice Sections 7(e) and 7(f) above.
(h)Oral Agreements Not Enforceable.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.
FLOW INTERNATIONAL CORPORATION
By:     /s/ Allen Hsieh
Name:     Allen Hsieh
Title:     CFO
BANK OF AMERICA, N.A., as Agent
By:     /s/ Gordon H. Gray
Name:     Gordon H. Gray
Title:     Senior Vice President
BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:     /s/ Gordon H. Gray
Name:     Gordon H. Gray
Title:     Senior Vice President

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$40,000,000.00	100%

EXHIBIT A
FORM OF REVOLVING NOTE
$40,000,000.00                                        May 31, 2013
FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby promises to pay to Bank of America, N.A. or registered assigns (“Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to Borrower under that certain Third Amended and Restated Credit Agreement, dated as of March 2, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Agent, L/C Issuer and Swing Line Lender. The Note amends and restates that certain Revolving Note dated as of March 2, 2011 made by Borrower payable to Lender in connection with the Third Amended and Restated Credit Agreement, dated as of March 2, 2011.
Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to Agent for the account of the Lender in Dollars in immediately available funds at the Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid and reborrowed in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.
Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON.
[Signature Page Follows]

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
FLOW INTERNATIONAL CORPORATION
By:
Name:
Title: